SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 30, 2004

FiberNet Telecom Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-7841	52-2255974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 3rd Floor

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 405-6200

Item 5.	Other Events.

On January 30, 2004, FiberNet Telecom Group, Inc. (the “Company”) completed the previously announced acquisition of the operating assets of gateway.realty.new jersey.llc, also known as Gateway Colocation. Gateway Colocation operates a 49,000 square foot communications hub and colocation facility located at 165 Halsey Street in Newark, New Jersey. The transaction was structured as an acquisition of assets, and the purchase price paid at closing consisted of 2,908,000 shares of the Company’s common stock and approximately $170,000 in cash. The purchase agreement also includes an “earn-out” payment based upon the achievement of certain financial objectives with respect to the revenues generated by the facility. More specifically, the “earn-out” payment will be based on the gross revenues, on an annualized basis, for a particular month designated by Gateway Colocation during the twenty-four month period immediately subsequent to closing. The “earn-out” payment, if payable, will be paid in shares of the Company’s common stock. However, the issuance of such additional shares, in the aggregate with the shares of common stock issued at closing, will not exceed 19.9% of the issued and outstanding shares of common stock of the Company as of the closing date without first receiving stockholder approval. FiberNet has agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the shares issued at closing, and has also agreed to file a registration statement with respect to the resale of shares issued, if any, pursuant to the terms of the “earn-out” provision. In connection with the closing of the acquisition, Oskar Brecher, a founder of Gateway Colocation, has been appointed to the board of directors of the Company.

Also on January 30, 2004 and in an unrelated transaction, the Company entered into a Common Stock Purchase Agreement (the “Investor Purchase Agreement”), with certain investors (the “Investors”), pursuant to which the Company issued to the Investors in a private offering an aggregate of 6,400,000 shares of common stock at a price of $1.25 per share, for gross proceeds to the Company of $8 million. Pursuant to the terms of the Investor Purchase Agreement, the Company also issued to such Investors warrants (with an expiration date three and one-half years after closing) to purchase an aggregate of 1,920,000 shares of common stock at an exercise price of $1.75 per share.

In connection with the Investor Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investors, dated as of January 30, 2004, which requires the Company to file a registration statement with the Securities and Exchange Commission with respect to the resale of (i) the shares of common stock issued to the Investors and (ii) the shares of common stock underlying the warrants issued to the Investors.

In connection with the consummation of both the acquisition and equity financing described above, the Company entered into certain transactions with the lenders under its senior secured credit facility (the “Lenders”). The Company and the Lenders executed an eleventh amendment to the Amended and Restated Credit Agreement, dated as of February 9, 2001, as amended, by and among FiberNet Operations, Inc. and Devnet L.L.C., as borrowers, the Lenders, Deutsche Bank AG New York Branch, as administrative agent for the Lenders, TD Securities (USA) Inc., as syndication agent for the Lenders and Wachovia Investors, Inc., as documentation agent for the Lenders, pursuant to which, among other things, the Lenders consented to the above-referenced transactions. As a condition to the Lenders entering into the eleventh amendment, the Company agreed to reduce the exercise price of certain previously issued outstanding warrants held by the Lenders to purchase approximately 379,230 shares of common stock from $3.60 per share to $0.001 per share. All of the repriced warrants were immediately exercised by the Lenders.

Burnham Hill Partners acted as the exclusive placement agent in connection with the equity financing and received compensation in the form of cash in an amount equal to 6% of the offering amount raised and shares of common stock equal to 4% of the the number of shares of common stock issued to the investors in the offering. Further, Michael Liss, the Company’s Chief Executive Officer, received additional compensation in the amount of $100,000 for his efforts and services in connection with the successful completion of the acquisition of Gateway Colocation, the closing of the equity financing and the amendment to the Company’s senior secured credit facility.

As of February 4, 2004, there were 50,677,250 shares of the Company’s common stock outstanding.

Copies of the agreements (or forms thereof) described above have been filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(c) The following exhibits are furnished with this report:

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of January 30, 2004, by and among the Company, Local Fiber, LLC and gateway.realty.new jersey.llc.

4.2	Registration Rights Agreement, dated as of January 30, 2004, by and among the Company and the stockholders listed therein.

4.3	Form of Warrant to purchase the Company’s Common Stock at a purchase price of $1.75 per share, issued in connection with the Investor Purchase Agreement, dated as of January 30, 2004.

10.1	Asset Purchase Agreement, dated as of December 31, 2003, by and among the Company, Local Fiber, LLC and gateway.realty.new jersey.llc.

10.2	Common Stock Purchase Agreement, dated as of January 30, 2004, by and among the Company and certain investors listed therein.

10.3	Eleventh Amendment to the Amended and Restated Credit Agreement, dated as of January 30, 2004, by and among FiberNet Operations, Inc. and Devnet L.L.C., as borrowers, the Lenders, Deutsche Bank AG New York Branch, as administrative agent for the Lenders, TD Securities (USA) Inc., as syndication agent for the Lenders and Wachovia Investors, Inc., as documentation agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FiberNet Telecom Group, Inc.
(Registrant)

Date: February 6, 2004	By:	/S/ MICHAEL S. LISS
Michael S. Liss
President and Chief Executive Officer

Index to Exhibits

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of January 30, 2004, by and among the Company, Local Fiber, LLC and gateway.realty.new jersey.llc.

4.2	Registration Rights Agreement, dated as of January 30, 2004, by and among the Company and the stockholders listed therein.

4.3	Form of Warrant to purchase the Company’s Common Stock at a purchase price of $1.75 per share, issued in connection with the Investor Purchase Agreement, dated as of January 30, 2004.

10.1	Asset Purchase Agreement, dated as of December 31, 2003, by and among the Company, Local Fiber, LLC and gateway.realty.new jersey.llc.

10.2	Common Stock Purchase Agreement, dated as of January 30, 2004, by and among the Company and certain investors listed therein.

10.3	Eleventh Amendment to the Amended and Restated Credit Agreement, dated as of January 30, 2004, by and among FiberNet Operations, Inc. and Devnet L.L.C., as borrowers, the Lenders, Deutsche Bank AG New York Branch, as administrative agent for the Lenders, TD Securities (USA) Inc., as syndication agent for the Lenders and Wachovia Investors, Inc., as documentation agent for the Lenders.